Volt Information Sciences and Glacier Peak Capital
Reach Agreement on Membership of Volt Board of Directors and 2015 Annual Meeting

New York, NY, March 30, 2015 – Volt Information Sciences, Inc. (NYSEMKT: VISI) today announced that it has entered into an agreement with Glacier Peak Capital LLC (“Glacier Peak”) and its affiliates regarding the membership and composition of Volt’s board of directors.

Under the agreement, Volt agreed to add John C. Rudolf, President and Senior Portfolio Manager of Glacier Peak, to the board of directors of Volt effective immediately, and to nominate each of John C. Rudolf, James E. Boone, Nick S. Cyrus, Michael D. Dean, Dana Messina and Laurie Siegel for election at the Company’s 2015 annual meeting of shareholders.  Current board members Jerome Shaw, Mark N. Kaplan, William H. Turner and Deborah Shaw will not stand for reelection at the 2015 annual meeting and Lloyd Frank will retire from the board of directors of Volt immediately prior to the 2015 annual meeting.

Volt also agreed to include in its proxy statement for the 2015 annual meeting, a proposal to amend its restated certificate of incorporation to declassify the Company’s board of directors, with the declassification to take effect at the 2015 annual meeting, such that all directors elected at the 2015 annual meeting and thereafter will serve one year terms.  Glacier Peak and certain other shareholders who beneficially own in the aggregate approximately 36% of Volt’s outstanding stock, have agreed to vote in favor of the declassification proposal and for each of the new director nominees.

“We are pleased to announce this constructive agreement with Glacier Peak and its affiliates, which is the product of extensive discussions with Glacier Peak and other Volt shareholders and a thorough process to identify and recruit highly qualified candidates to serve on Volt’s board of directors,” said Ron Kochman, President and Chief Executive Officer of Volt. “We look forward to drawing upon the valuable experience and perspectives of each of our new directors as we continue working towards a more highly focused and profitable Volt.”

“I would like to thank each of Jerry Shaw, Lloyd Frank, Mark Kaplan, Deborah Shaw and Bill Turner for their valuable service on Volt’s board of directors and their important contributions to achieving this agreement with Glacier Peak.”

John C. Rudolf, on behalf of Glacier Peak Capital, stated “We are pleased to have reached this agreement with Volt.  We recognize the value of Volt and believe the addition of new directors will bring a fresh perspective to the boardroom.  I look forward to working constructively with the other members of the Board to enhance shareholder value.”

The full text of the agreement between Volt Information Sciences and Glacier Peak will be filed with the Securities and Exchange Commission as an exhibit to Volt Information Sciences’ current report on Form 8-K.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is an international provider of staffing services (traditional time and materials based as well as project based), information technology infrastructure services, telecommunication infrastructure and security services, and telephone directory publishing and printing in Uruguay. Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily professional administration, technical, information technology and engineering positions. Our project-based staffing assists with individual customer assignments as well as customer care call centers and gaming industry quality assurance testing services, and our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our information technology infrastructure services provide server, storage, network and desktop IT hardware maintenance, data center and network monitoring and operations. For more information, visit www.volt.com.

About the Nominees

John C. Rudolf currently serves as President and Senior Portfolio Manager of Glacier Peak Capital LLC, a registered investment advisory firm he founded in July 2012.  From April 1996 until July 2012, Mr. Rudolf served as a Managing Member and founder of Summit Capital Group, an independent registered investment advisory firm managing individual accounts and several private investment funds.  From 1975 until 1996, Mr. Rudolf served in various positions at Oppenheimer & Co., Inc., including partner in charge of Oppenheimer’s Pacific Northwest operations from 1988 until 1996.  Mr. Rudolf has served on the board of directors of Detrex Corporation, a leading manufacturer of high performance specialty chemicals including additives for industrial petroleum products and high purity hydrochloric acid, since November 2012.

James E. Boone is currently an independent executive management consultant and angel investor. From June 2011 to December 2012, Mr. Boone served as an advisor to the Chief Executive Officer of Volt Information Sciences, Inc. and as President and Chief Executive Officer of ProcureStaff Technologies, Ltd., a separate business unit of Volt providing specialized software applications to manage temporary staffing, project work, and other human capital services. From January 2009 to June 2011, Mr. Boone served as President and Chief Executive Officer of Impellam Group PLC, North America, a provider of staffing solutions and managed services for workforce needs globally. From 2003 to January 2009, Mr. Boone served as a Managing Partner of Windship Partners, LLC, a senior level executive search firm that he founded, which later merged with NGS Global Americas, LLC. Prior to that, he was Chairman, Global Operating Committee, and President, Americas Region for Korn/Ferry International; and served as Senior Executive Search Partner and member of the Global Executive Committee at Heidrick & Struggles. Mr. Boone has served as a director of Pearson Partners International, Inc., a global executive search and leadership consulting firm, since July 2013.

Nick S. Cyprus is a member of the board of directors of DigitalGlobe, Inc. and The Reader’s Digest Association, Inc.  He is the Chairman of the audit committees of both boards and serves on the governance & nominating committee of DigitalGlobe.  He also provides advisory services for several smaller clients. Mr. Cyprus was previously Vice President, Controller and Chief Accounting Officer for General Motors Company, where he spent almost seven years.  Prior to joining GM in 2006, Mr. Cyprus was Senior Vice President, Controller and Chief Accounting Officer for The Interpublic Group of Companies, Inc., one of the world’s largest advertising and marketing services companies. Before Interpublic, Mr. Cyprus held positions of increasing responsibility at AT&T for more than 22 years, serving in his most recent role as Vice President, Controller and Chief Accounting Officer from 1999 to 2004.  Mr. Cyprus earned his Bachelor’s degree in accounting from Fairleigh Dickinson University and an MBA from New York University, Stern School of Business.  He is an active Certified Public Accountant in the State of New Jersey.

Michael D. Dean was most recently Chief Executive Officer of Nature’s Sunshine Products, Inc., where he revitalized the global health and wellness company and returned it to growth.  He also served as a director on its board and a member of its audit committee. Previously, Mr. Dean was Chief Executive Officer of Mediaur Technologies, Inc., a privately-held satellite technology company that provides proprietary antenna system solutions for commercial and government applications.  Before Mediaur, Mr. Dean was Executive Vice President of ABC Cable Networks Group, a multi-billion dollar global division of The Walt Disney Company, where he ran all of the division’s non-creative operations including Affiliate Sales and Marketing, Finance, Legal, Broadcasting Operations, IT, Human Resources, and Business Development.  Earlier at Disney, he was Senior Vice President of Corporate Strategic Planning, responsible for all corporate strategy, development, and M&A in Disney’s broadcasting, cable, and film studio businesses.  Before Disney, Mr. Dean was a strategy consultant with Bain & Company. He holds an MBA from Harvard Business School.

Dana Messina has significant operating and financial expertise. He was most recently the Chief Executive Officer and Director of Steinway Musical Instruments.  During his 15 years as CEO, he led the company through a significant period of growth and profitability.  When he retired from Steinway, it was one of the largest and most profitable musical instrument companies in the world.  Mr. Messina owns Aria Partners GP, LLC, an investment firm which manages a diversified group of equity hedge funds.  Mr. Messina also owns Kirkland Messina LLC, a firm founded in 1994 that specializes in financial advisory services.  Prior to founding Kirkland Messina, Mr. Messina was a Senior Vice President in the High Yield Bond Department at Drexel Burnham Lambert Incorporated.  Mr. Messina graduated magna cum laude from Tufts University with a BS in mechanical engineering, and received an MBA from Harvard Business School.

Laurie Siegel is the President of LAS Advisory Services, a firm providing advice to organizations on issues related to talent management, succession planning, organizational capability and culture.  Ms. Siegel was the Chief Human Resource Officer at Tyco International Ltd. from 2003-2012.  She joined the company as part of a new leadership team charged with restoring the company’s reputation, financial health and governance practices.  Ms. Siegel had responsibility for rebuilding the leadership team, executing a strategy to restore the confidence of the company’s employees and building an HR function with deep expertise in global human resource practices.  Ms. Siegel is a director and chair of the compensation committee of the board of directors of CenturyLink, Inc., a broadband, telecommunications and data hosting company.   Ms. Siegel has an MBA and a Master’s degree in City and Regional Planning, both from Harvard University.  She completed her Bachelor’s degree at the University of Michigan. Ms. Siegel serves as an advisor to the G100 Network and teaches at the Ross School of Business at the University of Michigan and the Cornell School of Industrial and Labor Relations.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1065 Avenue of the Americas, New York, New York 10018, Attention: Shareholder Relations, 212-704-7921. These and other SEC filings by the company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the company’s website at http://www.volt.com in the Investor & Governance section.

# # #

Contact:
Volt Information Sciences, Inc.
Paul Tomkins, 212-704-7921
voltinvest@volt.com